          As filed with the Securities and Exchange Commission on April 26, 1996
                                                      Registration No. 333-02683


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                AMENDMENT NO. 1
                                       To

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                -----------------
                          THE STANDARD REGISTER COMPANY
             (Exact name of Registrant as specified in its Charter)

             OHIO                                                     31-0455440

(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

                          THE STANDARD REGISTER COMPANY
                                600 ALBANY STREET
                               DAYTON, OHIO 45408
                                 (513) 443-1000

              (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              GARY P. KREIDER, ESQ.
                           KEATING, MUETHING & KLEKAMP
                              1800 PROVIDENT TOWER
                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-6411
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practical after this amendment becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS                                                      1,000,000 SHARES

                          THE STANDARD REGISTER COMPANY
                                600 ALBANY STREET
                               DAYTON, OHIO 45408
                            TELEPHONE: (513) 443-1000

              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

                                  COMMON STOCK
                                ($1.00 PAR VALUE)

         The Standard Register Company ("Company") is offering its Dividend Reinvestment and Common Stock Purchase Plan ("Plan") to all shareholders of record of its Common Stock ("Common Stock") and to all employees and board members of the Company and its subsidiaries. The Plan provides the opportunity to reinvest automatically regular cash dividends in shares of Common Stock and to make additional purchases of Common Stock with amounts ranging from $25 to $60,000 per year per participant.

         This Prospectus relates to shares of Common Stock, par value of $1.00 per share, of the Company registered for purchase under the Plan.

         This Prospectus may not be used by affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933 ("Securities Act"), for the reoffer or resale of securities acquired pursuant hereto. Such persons may reoffer or resell shares covered by this Prospectus only pursuant to Rule 144 under the Securities Act or other appropriate exemption or pursuant to an effective registration statement and a separate prospectus prepared in accordance with the requirements of an applicable registration statement.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
            COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                 The date of this Prospectus is April __, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661- 2511. Copies can be obtained by mail from the Securities and Exchange Commission at prescribed rates. Requests should be directed to the Commission's Public Reference Section at Room 1024, 450 5th Street, N.W., Washington, D.C. 20549. Reports can also be inspected at the office of the Nasdaq National Market System, on which the Common Stock is traded, at 1735 K Street, N.W., Washington, D.C.

         The Company has filed a Registration Statement on Form S-3 (the "Registration Statement') with the Commission under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the Rules and Regulations of the Commission. For further information pertaining to the Company, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the offices of the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are incorporated herein by reference:

         1.       The Company's Annual Report on Form 10-K dated December 31,
1995; and

         2. The description of the Common Stock as filed on the Company's S-3 Registration Statement dated October 22, 1986 (Registration No. 33-8687).

         All documents subsequently filed by the Company after the date of this Prospectus pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein or any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         Any person to whom a copy of this Prospectus is delivered, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated by reference into the documents this Prospectus incorporates by reference). Requests should be made to the Corporate Secretary at the Company's principal executive offices at 600 Albany Street, Dayton, Ohio 45408.

                                   THE COMPANY

         The Standard Register Company began operations in 1912 in Dayton, Ohio. Throughout its history, its primary business has been the design, manufacture, and sale of business forms. However, to meet the needs of today's business environment, the Company provides a wide range of products and services that facilitate the recording, storage and communication of business transactions and information. The Company believes that it is second largest in the highly competitive U.S. forms industry, which includes approximately 500 companies. Key differentiating factors within the industry include quality, level of service, and price.

         The variety of forms currently produced and sold is extensive, ranging from commodity type stock continuous forms to complex custom forms designed to meet the specific needs of individual customers. The Company emphasizes high value-added business forms that satisfy the customer's desire to simplify paperwork and thus improve efficiency. Standard Register also manufactures, sells, and services a variety of financial, bar coding and document processing equipment. Other printed products and services include personalized mail promotional materials and pressure sensitive labels.

         The Company's products, including business forms, other printed products and equipment, are marketed by direct selling and service organizations operating from offices located in principal cities throughout the United States. Forms are produced at thirty-seven plants located throughout the United States and are shipped directly to the customer or stored in warehouses for subsequent on-demand delivery.

         The Company's principal executive offices are located at 600 Albany Street, Dayton, Ohio 45408, telephone (513) 443-1000.

         This Prospectus relates to Common Stock offered by the Company pursuant to the Plan. The shares of Common Stock which will be used pursuant to the terms of the Plan may be authorized and unissued, treasury shares or shares purchased in the open market.

                             DESCRIPTION OF THE PLAN

         The Company's Dividend Reinvestment and Common Stock Purchase Plan was approved by the Company's Board of Directors on July 20, 1995. The terms and conditions of the Plan are set forth in the following questions.

                                     PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide record owners of Common Stock and all employees and board members of the Company and its subsidiaries with a simple and convenient way of investing regular cash dividends and additional payments in shares of Common Stock at a price equal to the average market price, all without payment of any brokerage commissions or service charges.

                                   ADVANTAGES

2.       WHAT ARE THE ADVANTAGES OF THE PLAN?

         Participants in the Plan can:

         (a) Reinvest automatically all or part of their regular cash dividends in shares of Common Stock.

         (b) Invest payments from $25 to $60,000 per year per participant in Common Stock.

         (c) Avoid charges for brokerage commissions or fees on all purchases through the Plan.

         (d) Invest the full amount of all regular cash dividends and optional investments since a fractional share is allowed to be held under the Plan.

         (e) Avoid cumbersome safekeeping requirements through the free custodial service of the Plan.

         (f) Avoid the inconvenience and expense of recordkeeping through free reporting provisions of the Plan.

                                 ADMINISTRATION

3.       WHO IS THE AGENT FOR THE PLAN?

         Wachovia Bank of North Carolina, N.A., is the Agent. In this capacity, it administers the Plan for participants, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Shares purchased through the Plan will be registered in the name of the Agent or its nominee as agent for participants in the Plan.

         The Agent's mailing address is as follows:


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
                           Wachovia Bank of North Carolina, N.A.
                           Dividend Reinvestment Section
                           Corporate Trust Department
                           P.O. Box 3001
                           Winston-Salem, NC   27102

         The Agent may at any time resign by giving 90 days written notice to the Company or be removed by the Company upon 90 days written notice by the Company to the Agent. If a vacancy occurs in the office of Agent, the Company shall appoint a successor Agent. Questions regarding the Plan can be directed to either the Corporate Secretary of the Company
         (513) 443-1506 or the Agent 1-800-633-4236.

                                  PARTICIPATION

4.       WHO IS ELIGIBLE TO PARTICIPATE?

         All record owners of Common Stock are eligible to participate in the Plan. In addition, all employees and board members of the Company and its subsidiaries are eligible to participate whether or not the employee or board member is currently a shareholder.

         Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank or other nominee) must become owners of record by having the number of shares they wish to have in the Plan transferred into their names. Or, they can make arrangements with the nominees or other holders of record to participate in the Plan or behalf of such beneficial owners.

         Shareholders may participate with respect to all or less than all of their shares.

5.       HOW DOES A SHAREHOLDER BECOME A PARTICIPANT?

         An eligible shareholder can join the Plan by completing a Shareholder Authorization Card and returning it to the Agent at the address provided in Question 3. Authorization Cards can be obtained at any time by contacting the Corporate Secretary of the Company or the Agent.

         Brokers, banks and other nominees who wish to participate in the Plan on behalf of their clients may request special participation arrangements by calling or writing the Agent. Subject to the consent and agreement of the Agent, such arrangements may involve acceptance of written or telephone investment instructions after the record date for a particular cash dividend, separate investment instructions for each cash dividend and other variations.

6.       HOW DOES AN EMPLOYEE BECOME A PARTICIPANT?

         All employees, whether or not they currently own shares, can elect to participate in the Plan through payroll deductions by completing an Employee Enrollment Form and returning it to the Employee Benefits Department in Dayton, Ohio. The Enrollment Form may be obtained from Employee Benefits. In addition, employees who are or become record shareholders of the Company can also reinvest dividends on these shares through the Plan by completing a Shareholder Authorization Card and returning it to the Agent.

7.       HOW DOES A BOARD MEMBER BECOME A PARTICIPANT?

         All board members, whether or not they currently own shares, can elect to participate in the Plan with investment of directors' fees (including regular and special meeting fees and retainer fees) by completing a Board Member Enrollment Form and returning it to the Corporate Secretary. The Enrollment Form may be obtained from the Corporate Secretary. In addition, board members who are or become record shareholders of the Company can also reinvest dividends on these shares through the Plan by completing a Shareholder Authorization Card and returning it to the Agent.

8.       WHAT PARTICIPATION OPTIONS ARE AVAILABLE?

         All shares of Common Stock purchased through the Plan, whether by reinvested dividends, optional investments, payroll deductions or directors' fees, will be held for participants in the Plan and the dividends on these shares will be reinvested automatically.

         SHAREHOLDER OPTIONS

         By marking the appropriate box on the Shareholder Authorization Card, a shareholder of record may choose among the following investment options:

                  (a) To reinvest automatically cash dividends on all or less than all shares of the Common Stock of which you are the owner of record.

                  (b) To reinvest automatically cash dividends on all shares of Common Stock of which you are the owner of record and also make optional investments in amounts ranging from $25 minimum to a cumulative $60,000 maximum per year per participant.

                  (c) To reinvest automatically cash dividends on less than all of the shares registered in your name (a specified number of whole shares) and continue to receive cash dividends on the remaining shares and also make optional investments in amounts ranging from a $25 minimum to a cumulative $60,000 maximum per year per participant.

                  (d) To invest by making only optional investments in amounts ranging from a $25 minimum to a cumulative $60,000 maximum per year per participant.

         EMPLOYEE OPTIONS

         By completing an Employee Enrollment Form, an employee may authorize purchases of shares through regular monthly payroll deductions which range from a $25 minimum to a $60,000 maximum per year. Participating employees may also make optional investments in addition to their purchases by payroll deductions. However, the minimum of payroll deductions and optional investments must be $25 each, and the total of payroll deductions and optional investments may not exceed $60,000 per year per employee.

         Employees who are also record shareholders may choose among the following investment options:

                  (e) To reinvest dividends on some or all of their shares and/or make optional investments (Shareholder Authorization Card required).

                  (f) To purchase shares through payroll deductions and additional optional investments (Employee Enrollment Form required).

                  (g) To purchase shares with both reinvested dividends on shares registered in their name only and payroll deductions, as well as having the opportunity to make additional investments (both the Shareholder Authorization Card and the Employee Enrollment Form required).

         BOARD MEMBER OPTIONS

         By completing a Board Member Enrollment Form, a board member may authorize purchases of shares with director's fees in amounts which range from a $25 minimum to a $60,000 maximum per year. Participating board members may also make optional investments in addition to their purchases with director's fees. However, the minimum investment of director's fees and optional investments must be $25 each, and the total of director's fees and optional investments may not exceed $60,000 per year per board member.

         Board members who are also record shareholders may choose among the following investment options:

                  (h) To reinvest dividends on some or all of their shares and/or make optional investments (Shareholder Authorization Card required).

                  (i) To purchase shares with director's fees and additional optional investments (Board Member Enrollment Form required).

                  (j) To purchase shares with both reinvested dividends on shares registered in their name and director's fees, as well as having the opportunity to make additional investments (both the Shareholder Authorization Card and the Board Member Enrollment Form required).

9.       WHEN DO INVESTMENTS BEGIN THROUGH THE PLAN?

         SHAREHOLDER INVESTMENTS

         If a Shareholder Authorization Card specifying reinvestment of cash dividends is received by the Agent at least five business days before the record date of a cash dividend payment, reinvestment will commence with the following dividend payment. If the Authorization Card is received after that date, the reinvestment of cash dividends through the Plan will begin with the regular cash dividend payment following the next record date.

         Regular cash dividend payment dates usually are the first Friday of March, June, September and December. The record date for determining shareholders who receive regular cash dividends usually precedes the regular cash dividend payment date by about two weeks.

         Optional investments will be invested as specified in Question 11.

         EMPLOYEE INVESTMENTS

         For employees to participate through payroll deductions, a completed Employee Enrollment Form must be received by the Employee Benefit Department in Dayton, Ohio by the 15th day of the month in order for payroll deductions to begin in that month. Payroll deductions will begin as soon as practical after the enrollment form is received. Deductions for employees will be commingled and sent to the Agent on a monthly basis to be invested in Common Stock on the next Investment Date (see Question 15).

         Amounts deducted from payroll will be held in a noninterest-bearing account until the following Investment Date. You can obtain the return of any payroll deduction by written request received by the Agent at least 48 hours before it is to be invested.

         BOARD MEMBER INVESTMENTS

         For board members to participate through investment of director's fees, a completed Board Member Enrollment Form must be received by the Corporate Secretary by the 15th day of each month. Investments will begin the following month on the first Investment Date (see Question
         15) after a director fee payment.

10.      HOW CAN THE METHOD OF PARTICIPATION BE CHANGED AFTER ENROLLMENT?

         SHAREHOLDER PARTICIPATION

         At any time, a record shareholder can change the investment option by completing a new Shareholder Authorization Card and returning it to the Agent. If you elect to participate through the reinvestment of cash dividends on all shares registered in your name but later decide to reduce the number of shares on which cash dividends are being reinvested or to participate through the optional investment feature only, a Shareholder Authorization Card indicating a change of options must be received by the Agent five business days prior to a particular regular cash dividend record date in order to stop any reinvestment of cash dividends paid on the following dividend payment date.

         Shareholder Authorization Cards may be obtained by contacting the Corporate Secretary or the Agent.

         EMPLOYEE PARTICIPATION

         Employees wishing to change the amount of their payroll deduction must submit a written notice to the Payroll Department, Dayton, Ohio by the 15th day of the month.

         BOARD MEMBER PARTICIPATION

         Board members wishing to change the director's fee amount being invested must submit a new Board Member Enrollment Form to the Corporate Secretary by the 15th day of any month to be effective the following month.

         Enrollment Forms may be obtained by contacting the Corporate Secretary.

                              OPTIONAL INVESTMENTS

11.      WHEN AND HOW CAN OPTIONAL CASH INVESTMENTS BE MADE?

         Optional investments must be received from a participant by the first day of each month (see Question 15). Those payments will be applied to the purchase of shares for the account of the participant on that Investment Date.

         No interest will be paid on optional payments pending investment. Optional investments received by the Agent after the first day of the month will be held until the following month Investment Date. The Company recommends that optional investments be sent so as to be received shortly before the first day of the month. You may obtain the return of any optional investments by written request received by the Agent at least 48 hours before it is to be invested.

         An initial optional investment can be made when you join the Plan. A check or money order should be made payable to Wachovia Bank of North Carolina, N.A., and returned along with the Shareholder Authorization Card, Employee Enrollment Form or Board Member Enrollment Form. Thereafter, optional investments may be made through the use of cash payment forms sent to you as part of your account statement.

         You can also authorize the Agent to automatically draft your checking account for monthly optional investments. Draft Authorization Cards can be obtained by request to the Corporate Secretary or the Agent.

12.      WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL INVESTMENTS?

         Optional investments can be made by check or money order, or by automatic bank draft. Any optional investments you wish to make must be not less than $25 per year nor more than $60,000 per year.

         Optional investments made by check or money order need not be in the same amount of money each time. However, should you elect to make optional payments through automatic bank draft, the draft must be in the same amount each month and will continue until you notify the Agent in writing that you wish to change the amount to terminate the automatic bank draft.

         SHAREHOLDER LIMITATIONS

         Shareholders who purchase shares through automatic bank draft cannot make an additional optional investment by check or money order in an amount which, when combined with the automatic bank draft, would exceed the $60,000 per year limit.

         EMPLOYEE LIMITATIONS

         Employees who purchase shares through payroll deduction cannot make an additional optional investment in an amount which, when combined with the amount of their monthly payroll deduction, would exceed the $60,000 per year limit.

         BOARD MEMBER LIMITATIONS

         Board members who purchase shares through investment of director's fees cannot make optional investments in an amount which, when combined with the director's fees invested in the Plan, would exceed the $60,000 per year limit.

                                      COSTS

13. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES OR SALES THROUGH THE PLAN?

         You will incur no brokerage commissions or fees for purchases made through the Plan. All administrative costs of the Plan will be paid by the Company. If you request that the Agent arrange a sale of shares held by the Plan for you, a brokerage commission will be deducted from the proceeds of the sale by the independent broker-dealer selected by the Agent (see Questions 16 and 17).

                                    PURCHASES

14. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR A PARTICIPANT, AND WHAT IS THE SOURCE OF SHARES PURCHASED THROUGH THE PLAN?

         The number of shares purchased for your account, including a fractional share computed to four decimal places, will be equal to the total amount invested by you (the amount of regular cash dividends reinvested and any optional investments, payroll deductions or director's fees), divided by the purchase price per share (see Question 16).

         Shares purchased through the Plan will be, at the Company's option, newly issued shares, treasury shares or shares purchased on the open market.

15.      WHEN WILL SHARES OF COMMON STOCK BE PURCHASED THROUGH THE PLAN?

         The Investment Dates are the regular cash dividend payment dates in March, June, September and December, which are usually the first Friday of these months, and the fifth day of all other months. On dividend payment dates your dividends and optional investments will be co-mingled for the purchase of shares.

         Purchases of shares with optional investments, payroll deductions and director's fees will be made monthly on each Investment Date. Purchases of shares with reinvested dividends will be made only on the Investment Dates in March, June, September and December.

         You will become the owner of the shares purchased for you through the Plan on the Investment Date. However, for federal income tax purposes, the holding period will commence on the following day.

16.      AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED THROUGH THE
         PLAN?

         Shares purchased under the Plan directly from the Company will be the last price reported on the Nasdaq National Market as quoted in The Wall Street Journal on the most recent day of trading prior to such purchase. If Company shares become listed on a major stock exchange, the price will be the average of the high and low sales prices of the Common Stock. These prices will be determined on the investment date as subsequently reported in The Wall Street Journal.

         Purchases of shares in the market will be made at prices which prevail in the market on which the Company's Common Stock is traded on the purchase date. The price at which the Agent shall be deemed to have acquired shares for the Participants' accounts, in the aggregate, shall be the weighted average price of shares so purchased, as a result of any single dividend payment by the Company, together with any voluntary investments (see Question 11) being currently applied to such purchases.

                               SALE OF PLAN SHARES

17.      HOW CAN SHARES OF COMMON STOCK BE SOLD?

         You can sell all or part of your shares of Common Stock held by the Plan in either of two ways. First, you may request certificates for your full shares and arrange for the sale of these shares through a broker-dealer of your choice (see Question 21). Alternatively, you can request that the Agent sell for you some or all of your shares held by the Plan. The Agent will sell shares for you through broker-dealers selected by the Agent in its sole discretion. All broker-dealers used by the Agent for these sales will be independent of, and not affiliated with, the Agent. If you request that the Agent arrange for the sale of your shares, you will be charged a commission by the broker-dealer selected by the Agent which will be deducted from the cash proceeds paid to you. The amount of the commission will vary depending on the broker-dealer selected and other factors. Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the average sales price of all shares sold, less your pro rata share of brokerage commissions and any applicable taxes.

18.      WHEN WILL SHARES OF COMMON STOCK BE SOLD?

         Requests to sell shares received by the Agent by Thursday noon will result in the sale of such shares on that Friday or shortly thereafter. Requests to sell shares received after Thursday noon will be held until Friday of the following week. Payment will be made by check and mailed to the participant's record address as soon as practicable after the sale.

                                    DIVIDENDS

19. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR PLAN ACCOUNTS?

         The Agent will receive the regular dividends (less the amount of tax withheld, if any) for all Plan shares held on the regular dividend record date and credit them to participants' accounts on the basis of full shares and any fractional share held.

         These dividends received will be reinvested automatically in additional shares of Common Stock as a dividend reinvestment. Participants who wish to receive dividends in cash on shares purchased through the Plan must request certificates for those full shares so that they will be registered in their own name (see Question 21).

                             REPORTS TO PARTICIPANTS

20.      WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         As soon as practicable after each transaction, you will receive a statement showing account information, including amounts invested, purchase and sale prices, and shares purchased and sold. This statement will provide a cost record of purchases under the Plan and should be retained for tax purposes. In addition, you will receive the same material sent to every other holder of Common Stock, including the Company's annual and quarterly reports to shareholders, proxy statements and information for income tax reporting.

                                  CERTIFICATES

21. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED THROUGH THE PLAN?

         Certificates for shares of Common Stock purchased through the Plan will not be issued unless you request them. All shares credited to your Plan account will be issued to the Agent or its nominee as your agent. The number of shares credited to your account will be shown on your account statement. This convenience protects against loss, theft or destruction of stock certificates and reduces the costs to be borne by the Company.

         A certificate for any number of whole shares credited to your Plan account will be issued upon written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Agent.

         Certificates for a fractional share will not be issued under any circumstances.

         Shares credited to your account may not be assigned or pledged. If you wish to assign or pledge the whole shares credited to your account, you must request that certificates for those shares be issued to you.

         Plan accounts are maintained in the name in which shareholder of record certificates are registered at the time you joined the Plan or the employee or board member name as entered on the respective enrollment forms. Consequently, certificates for shares will be registered in the same manner when issued to you.

                          TERMINATION OF PARTICIPATION

22.      HOW CAN A SHAREHOLDER TERMINATE PARTICIPATION IN THE PLAN?

         A shareholder can terminate participation in the Plan at any time by notifying the Agent in writing.

         If your notice of termination is received on or after the 5th business day prior to the regular cash dividend record date (normally preceding the regular cash dividend payment date by about two weeks) for the next regular cash dividend, that cash dividend will be reinvested for your account. Your account will then be terminated and all subsequent cash dividends on those shares will be paid to you.

         When electing to terminate participation in the Plan, any optional investment received before the Agent receives your notice of termination will be invested for your account unless you specifically request return of the payment prior to 48 hours before the next Investment Date.

         Additionally, when you terminate participation in the Plan or if the Company terminates the Plan, you may direct the Agent to sell all full and fractional shares in your account or receive a certificate for all full shares and cash for any fractional share. If written notification is not received by the Agent upon termination of the Plan, certificates for whole shares credited to your account under the Plan will be issued to you and a cash payment will be made to you for any fractional share.

23. WHAT HAPPENS IF AN EMPLOYEE TERMINATES EMPLOYMENT WITH THE COMPANY OR ONE OF ITS SUBSIDIARIES?

         Termination of employment does not automatically terminate participation in the Plan. Dividends on shares held in the Plan for an employee who leaves the Company or one of its subsidiaries will continue to be reinvested until the former employee terminates participation in the Plan. Of course, investment through payroll deductions is no longer possible once the employee terminates employment. Investing can continue in the Plan with optional investments.

24. WHAT HAPPENS IF A BOARD MEMBER TERMINATES SERVICE WITH THE COMPANY OR ONE OF ITS SUBSIDIARIES?

         Termination of service does not automatically terminate participation in the Plan. Dividends on shares held in the Plan for a board member who terminates service with the Company or one of its subsidiaries will continue to be reinvested until the former board member terminates participation in the Plan. Of course, investment through director's fees is no longer possible once the board member terminates service. Investing can continue in the Plan with optional investments.

25.      WHAT HAPPENS IF A PARTICIPANT IN THE PLAN DIES OR BECOMES LEGALLY
         INCOMPETENT?

         Upon receipt by the Agent of notice of death or adjudicated incompetency of a participant, no further purchases of shares of Common Stock will be made for the account of such participant. The shares and cash held by the Plan for the participant will be delivered to the appropriate person upon receipt of evidence satisfactory to the Agent of the appointment of a legal representative and instructions from the representative regarding delivery.

                                 TAX INFORMATION

26.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE
         PLAN?

         Under Internal Revenue Service rulings issued in connection with similar plans, additional shares of Common Stock acquired for you through the Plan with reinvested cash dividends will be treated for federal income tax purposes as having been received by you in the form of a taxable stock distribution. As a result, an amount equal to the fair market value on the dividend payment date of the shares acquired with reinvested cash dividends on that date will be treated as a dividend paid to you. This fair market value will be based on the average of the high and low market prices for the shares on the dividend payment date.

         For each year, account statements will show the fair market value of the Common Stock purchased with reinvested cash dividends. The Form 1099 mailed to you after year-end will show your total dividend income, including all dividends paid in cash and the fair market value on the purchase date of shares acquired with reinvested cash dividends.

         The tax basis of shares acquired through the Plan by reinvestment of cash dividends will be equal to the fair market value of these shares on the dividend payment dates as of which the shares were purchased for your account. The tax basis of shares purchased with an optional investment or payroll deduction will be the amount of such payment or deduction. The holding period of shares of Common Stock acquired through the Plan, whether purchased with reinvested dividends, optional investments or payroll deductions, will begin on the day following the date as of which the shares were purchased for your account.

         You will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your written request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize taxable gain or loss (which, for most participants, will be capital gain or loss) when whole shares acquired under the Plan are sold or exchanged for you and when you receive a cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount which you receive for your shares or fractional share (net of brokerage commissions) and the tax basis thereof.

         In the case of foreign participants who elect to have their cash dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the cash dividends payable to such participants less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock through the Plan. Foreign shareholder participants are urged to consult their legal advisers with respect to any local exchange control, tax or other law or regulation which may affect their participation in the Plan. The Company and the Agent assume no responsibility regarding such laws or regulations and will not be liable for any act or omission in respect thereof.

         The foregoing is only an outline of the Company's understanding of some of the applicable federal income tax provisions. For specific information as to the tax consequences of participation in the Plan, including any future changes in applicable law or interpretations thereof, you should consult your own tax advisers.

                                OTHER INFORMATION

27. WHAT HAPPENS IF A PARTICIPANT SELLS A PORTION OF THE SHARES OF COMMON STOCK REGISTERED IN THE PARTICIPANT'S NAME?

         If you have authorized the reinvestment of cash dividends on all shares registered in your name and then dispose of a portion of those shares, the cash dividends on the remaining shares will continue to be reinvested.

         When your authorization specifies reinvestment of cash dividends on part of the shares registered in your name and then you dispose of a portion of those registered shares, the cash dividends on the lesser of
         (i) the number of shares with respect to which reinvestment of cash dividends was originally authorized or (ii) all of the shares which remain in your name, will continue to be reinvested.

28. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS OR HER NAME OR STOPS ALL PURCHASES?

         If you dispose of all shares registered in your name with respect to which you participate in the Plan or stop purchases through payroll deductions, investment of directors' fees and optional investments, the cash dividends on the shares credited to your Plan account which remain in the Plan will continue to be reinvested.

29. IF THE COMPANY HAS A RIGHTS OFFERING, HOW WILL RIGHTS ON THE PLAN SHARES BE HANDLED?

         If the Company makes available to holders of Common Stock rights or warrants to purchase additional shares of Common Stock or other securities, such rights or warrants will be made available to participants based on the number of shares (including any fractional interest to the extent practicable) held in their Plan account on the record date established for determining the holders of Common Stock entitled to such rights or warrants.

30.      WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
         SPLIT?

         Any stock dividends or split shares distributed by the Company on shares of Common Stock held for your Plan account will be credited to your account in the Plan.

         If you are participating in the Plan with all of your shares, a stock dividend or split shares distribution will increase automatically by that amount the number of shares held in your name on which cash dividends are being reinvested.

         If you are participating in the Plan with less than all of your shares, a stock dividend or split shares distribution will not change automatically the number of shares on which cash dividends are being reinvested. To change the number of shares on which cash dividends are being reinvested, a new Authorization Card must be completed and returned to the Agent.

31.      HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

         You will receive a proxy indicating the total number of shares of your Common Stock, including shares of Common Stock registered in your name and shares of Common Stock credited to your Plan account.

         If your proxy is returned properly signed and marked for voting, all the shares covered by the proxy, including those registered in your name and those held for you by the Plan, will be voted as marked.

         If your proxy is returned properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any item thereon, all of your shares, including those registered in your name and those held for you by the Plan, will be voted in accordance with the recommendations of the Board of Directors of the Company. If the proxy is not returned, or if it is returned unexecuted or improperly executed, your shares will be voted only if you vote in person.

32.      WHAT IS THE RESPONSIBILITY OF THE COMPANY AND THE AGENT FOR THE PLAN?

         The Agent has no responsibility with respect to the preparation and contents of this Prospectus. Neither the Company nor the Agent, in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of (i) failure to terminate a participant's account upon the participant's death prior to the receipt of notice in writing of the death, (ii) the prices and times at which shares of Common Stock are purchased or sold for the participant's account or (iii) fluctuations in the market value of the Common Stock.

         Neither the Company nor the Agent can assure any participant of a profit or protect any participation against a loss on the shares purchased or sold by him or her through the Plan.

         The Plan is neither subject to the provisions of the Employee Retirement Income Security Act of 1974 nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

33.      WHO REGULATES AND INTERPRETS THE PLAN?

         The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable.

34.      MAY THE PLAN BE CHANGED OR DISCONTINUED?

         The Plan was established by the Company in March 1996, pursuant to a resolution of its Board of Directors dated July 20, 1995. The Company reserves the right to suspend, modify or terminate the Plan at any time. Notice of any suspension, modification or termination will be mailed to all participants in the Plan.

                                 USE OF PROCEEDS

         The Company cannot calculate the number of shares of Common Stock that it will ultimately sell under the Plan or the prices at which those shares will be sold. When shares are purchased pursuant to the Plan directly from the Company, proceeds from such sales will be used for general corporate purposes.

                                     EXPERTS

         The consolidated financial statements of The Standard Register Company and Subsidiaries for the three years ended January 1, 1995, incorporated by reference in this Prospectus and in the Registration Statement have been audited by Battelle & Battelle PLL. The financial statements referred to above have been incorporated in this Prospectus and in the Registration Statement in reliance upon such reports given upon the authority of such firm as an expert in accounting and auditing.

                                 LEGAL OPINIONS

         The validity of the shares of Common Stock of the Company offered hereby has been passed upon for the Company by Keating Muething & Klekamp, Cincinnati, Ohio.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is an itemized statement of expenses in connection with the issuance and distribution of the securities to be registered, all of which will be borne by the Registrant:

         Securities and Exchange Commission registration fee         $ 7,526
         Blue Sky fees                                                 1,000
         Printing expenses                                             5,000
         Legal fees and expenses                                       5,000
         Accounting fees                                               2,000
                                                                     -------
              TOTAL                                                  $20,526

         *Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio General Corporation Law allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which the person had no reasonable cause to believe that the person's conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that, unless otherwise determined by the court, no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim or issue, or who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders.

         The Registrant's Code of Regulations provides that the Registrant shall indemnify such persons to the fullest extent permitted by law.

         The Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.

ITEM 16. EXHIBITS.


         The following exhibits were previously filed with Registration Statement No. 333-02683, which was filed with the Securities and Exchange Commission on April 17, 1996:

         3       Amended Articles of Incorporation

         5       Opinion of Keating, Muething & Klekamp

         23.1    Consent of Keating, Muething & Klekamp (included in Exhibit 5)

         23.2    Consent of Battelle & Battelle PLL

         24 Powers of Attorney (contained on the signature page of the Original Registration Statement)

         99.1 Form of Authorization Cards for enrollment of Participants in The Standard Register Company Dividend Reinvestment Plan

ITEM 17. UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
              Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement No. 333-02683 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on April 26, 1996.


                                                 THE STANDARD REGISTER COMPANY


                                                 BY:/s/Peter S. Redding
                                                    ----------------------------
                                                    Peter S. Redding
                                                    President, Chief Executive
                                                      Officer and Director



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 333-02683 has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                       Title                                  Date
                ---------                                       -----                                  ----
/s/Peter S. Redding                                President, Chief Executive Officer and          April 26, 1996
- ------------------------------------------         Director (Principal Executive Officer)
Peter S. Redding


           *                                       Senior Vice President - Administration,         April 26, 1996
- ------------------------------------------         Treasurer and Chief Financial Officer
Craig J. Brown                                     (Principal Financial Officer and Principal
                                                   Accounting Officer)


           *                                       Chairman of the Board of Directors              April 26, 1996
- ------------------------------------------
Paul H. Granzow


           *                                       Director                                        April 26, 1996
- ------------------------------------------
R. W. Begley, Jr.


           *                                       Director                                        April 26, 1996
- ------------------------------------------
R. R. Burchenal

                Signature                                       Title                                  Date
                ---------                                       -----                                  ----


                   *                               Director                                        April 26, 1996
- ------------------------------------------
F. D. Clarke III


                   *                               Director                                        April 26, 1996
- ------------------------------------------
J. K. Darragh


                   *                               Director                                        April 26, 1996
- ------------------------------------------
D. L. Rediker


                   *                               Director                                        April 26, 1996
- ------------------------------------------
J. J. Schiff, Jr.


                  *                                Director                                        April 26, 1996
- ------------------------------------------
C. F. Sherman


                  *                                Director                                        April 26, 1996
- ------------------------------------------
J. Q. Sherman II


*By /s/ Peter S. Redding                           By Authority of Powers                          April 26, 1996
    --------------------------------------         of Attorney Filed with
        Peter S. Redding                           Original Registration
                                                   Statement

